Exhibit 21
Subsidiaries of Teleflex Incorporated
as of December 31, 2021

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
3.	Arrow Internacional de Mexico, S.A. de C.V.	Mexico
4.	Arrow International CR, a.s.	Czech Republic
5.	Arrow International LLC[1]	Pennsylvania
6.	Arrow Interventional, Inc.	Delaware
7	Distribuidora Arrow, S.A. de C.V.	Mexico
8	EON Surgical Ltd.	Israel
9	Essential Medical, Inc.	Delaware
10	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
11	ICOR AB2	Sweden
12	Inmed Manufacturing Sdn. Bhd.	Malaysia
13	LMA Urology Limited	Seychelles
14	Medical Innovation B.V.	Netherlands
15	Medical Service GmbH	Germany
16	NeoTract, Inc.	Delaware
17	Pyng Medical Corp.	Canada
18	Rusch Asia Pacific Sdn. Bhd[3]	Malaysia
19	Rüsch Austria GmbH	Austria
20	Rusch Mexico, S.A. de C.V.	Mexico
21	Rusch Uruguay Ltda.	Uruguay
22	Simal SA	Belgium
23	Sometec Holdings SAS	France
24	T.K. India Private Ltd.	India
25	Teleflex Commercial Designated Activity Company	Ireland
26	Teleflex Development Unlimited Company	Ireland
27	Teleflex Funding LLC	Delaware
28	Teleflex General Partner LLC	Delaware
29	Teleflex Global Holdings LLC[4]	Delaware
30	Teleflex Global Services LLC	Delaware
31	Teleflex Holding Netherlands B.V.	Netherlands
32	Teleflex Korea Ltd.	South Korea
33	Teleflex Life Sciences Limited	Malta
34	Teleflex Life Sciences LLC	Delaware
35	Teleflex Life Sciences Pte. Ltd.[5]	Singapore
36	Teleflex Life Sciences Unlimited Company[6]	Ireland
37	Teleflex LLC	Delaware
38	Teleflex Lux Holding S.à r.l.	Luxembourg

38	Teleflex Manufacturing Unlimited Company	Ireland
40.	Teleflex Medical (Proprietary) Limited[7]	South Africa
41.	Teleflex Medical (Thailand) Ltd.	Thailand
42.	Teleflex Medical Asia Pte. Ltd.[8]	Singapore
43.	Teleflex Medical Australia Pty Ltd[9]	Australia
44.	Teleflex Medical B.V.[10]	Belgium
45.	Teleflex Medical B.V.	Netherlands
46.	Teleflex Medical Brasil Serviços e Comércio de Produtos Médicos Ltda.	Brazil
47.	Teleflex Medical Canada Inc.[11]	Canada
48.	Teleflex Medical Chile SpA	Chile
49.	Teleflex Medical Colombia S.A.S.	Colombia
50.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
51.	Teleflex Medical Devices S.à r.l.	Luxembourg
52.	Teleflex Medical EDC BVBA[12]	Belgium
53.	Teleflex Medical Europe Limited	Ireland
54.	Teleflex Medical GmbH	Germany
55.	Teleflex Medical GmbH[13]	Switzerland
56.	Teleflex Medical Hellas s.a.[14]	Greece
57.	Teleflex Medical Incorporated[15]	California
58.	Teleflex Medical Japan, Ltd[16]	Japan
59.	Teleflex Medical New Zealand[17]	New Zealand
60.	Teleflex Medical OEM LLC	Delaware
61.	Teleflex Medical Philippines Inc.	Philippines
62	Teleflex Medical Private Limited	India
63	Teleflex Medical S.r.l.	Italy
64	Teleflex Medical SAS[18]	France
65	Teleflex Medical Sdn. Bhd.[19]	Malaysia
66	Teleflex Medical Taiwan Ltd.	Taiwan
67	Teleflex Medical Technology Ltd	Cyprus
68	Teleflex Medical Trading (Shanghai) Co., Ltd.	China
69	Teleflex Medical Tuttlingen GmbH[20]	Germany
70	Teleflex Medical, S.A.21	Spain
71	Teleflex Medical, s.r.o.	Czech Republic
72	Teleflex Medical, s.r.o.[22]	Slovakia
73	Teleflex Polska sp. z o.o.	Poland
74	Teleflex Production Unlimited Company	Ireland
75	Teleflex Properties Ireland Limited	Ireland
76	Teleflex Research S.à r.l.	Luxembourg
77	Teleflex Supply Chain Management (Shanghai) Co. Ltd.	China
78	Teleflex Urology Limited[23]	Ireland
79	TFX Aviation Inc.[24]	California
80	TFX Development LLC	Delaware
81	TFX Engineering Ltd.	Bermuda

82.	TFX Equities Incorporated	Delaware
83	TFX Group Limited	United Kingdom
84	TFX Holding GmbH	Germany
85	TFX International SAS[25]	France
86	TFX North America Inc.	Delaware
87	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
88	The Laryngeal Mask Company Limited	Seychelles
89	Truphatek Holdings (1993) Limited	Israel
90	Truphatek International Limited	Israel
91	Truphatek Product Resources India Private Limited	India
92	Vascular Solutions LLC[26]	Minnesota
93	Willy Rüsch GmbH	Germany
94	WIRUTEC Rüsch Medical Vertriebs GmbH	Germany
95	Z-Medica, LLC	Delaware
96	Z-Medica Acquisition, Inc.	Delaware
97	Zeus Buyer, L.P.	Delaware

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1. Formerly Arrow International, Inc.
2. Formerly Steamer Holding AB
3. Formerly Inmed (Malaysia) Holdings Sdn. Berhad
4. Formerly IH Holding LLC
5. Formerly Teleflex Holding Singapore Pte. Ltd.
6. Formerly Teleflex Life Sciences
7. Formerly Arrow Africa (Pty) Limited
8. Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.
9. Formerly LMA PacMed Pty Ltd
10. Formerly Teleflex Medical BVBA and W. Pabisch NV
11. Formerly GFI Control Systems Inc. and Teleflex Holding Company Ltd.
12. Formerly Arrow International EDC NV
13. Formerly Arrow Swiss GmbH
14. Formerly Arrow Hellas A.E.E.
15. Formerly Hudson Respiratory Care Inc.
16. Formerly Arrow Japan, Ltd.
17. Formerly LMA NZ Limited
18. Formerly Rusch Pilling S.A.
19. Formerly Rusch Sdn. Berhad
20. Formerly KMedic Europe GmbH
21. Formerly Rusch Medica Espana SA
22. Formerly Arrow Slovensko Piešt’any s.r.o.
23. Formerly Davik Limited
24. Formerly Telair International Incorporated and The Talley Corporation
25. Formerly Rusch International SA
26. Formerly Vascular Solutions, Inc.